As filed with the Securities and Exchange Commission on August 22, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRH public limited company

(Exact Name of Registrant as Specified in its Charter)

Ireland	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Stonemason’s Way, Rathfarnham,

Dublin 16, D16 KH51, Ireland

Tel. No.: +353 1 404 1000

(Address of Principal Executive Offices)

CRH 2021 Savings-Related Share Option Scheme – (Republic of Ireland)

CRH 2021 Savings-Related Share Option Scheme – (United Kingdom)

CRH plc 2014 Performance Share Plan

CRH plc 2014 Deferred Share Bonus Plan

CRH plc 2013 Restricted Share Plan

CRH 2010 Savings-Related Share Option Scheme – (Republic of Ireland)

CRH 2010 Savings-Related Share Option Scheme – (United Kingdom)

Roadstone Limited Share Participation Scheme

CRH Finance DAC Share Participation Scheme

CRH Group Services Limited Share Participation Scheme

Irish Cement Limited Share Participation Scheme

Irish Shared Administration Centre Limited Share Participation Scheme

Opterra Wössingen Share Participation Scheme

(Full Title of the Plan)

CT Corporation System

28 Liberty Street

New York, New York 10005, United States

+1 (212) 894 8940

(Name and Address of Agent for Service)

(Telephone Number, Including Area Code, of Agent for Service)

John Horsfield-Bradbury Sullivan & Cromwell LLP 1 New Fetter Lane London EC4A 1AN, England Tel. No.: +44 20 7959 8900	Neil Colgan Company Secretary CRH public limited company Stonemason’s Way, Rathfarnham, Dublin 16, Ireland Tel. No.: +353 1 404 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐	Emerging growth company	☐

Non-accelerated filer	☐	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by CRH public limited company (“CRH” or the “Registrant”) for the purpose of registering ordinary shares of €0.32 each of the Registrant (“Ordinary Shares”) in the following amounts: (i) 250,000 Ordinary Shares for issuance under the CRH 2021 Savings-Related Share Option Scheme – (Republic of Ireland), (ii) 2,000,000 Ordinary Shares for issuance under the CRH 2021 Savings-Related Share Option Scheme – (United Kingdom), (iii) 330,000 Ordinary Shares for issuance under the CRH plc 2014 Deferred Share Bonus Plan, (iv) 102,500 Ordinary Shares for issuance under the CRH plc 2013 Restricted Share Plan, (v) 65,000 Ordinary Shares for issuance under the CRH 2010 Savings-Related Share Option Scheme – (Republic of Ireland), (vi) 75,000 Ordinary Shares for issuance under the CRH 2010 Savings-Related Share Option Scheme – (United Kingdom), (vii) 610,000 Ordinary Shares for issuance under the Roadstone Limited Share Participation Scheme, (viii) 30,000 Ordinary Shares for issuance under the CRH Finance DAC Share Participation Scheme, (ix) 475,000 Ordinary Shares for issuance under the CRH Group Services Limited Share Participation Scheme, (x) 580,000 Ordinary Shares for issuance under the Irish Cement Limited Share Participation Scheme, (xi) 30,000 Ordinary Shares for issuance under the Irish Shared Administration Centre Limited Share Participation Scheme, (xii) 2,000 Ordinary Shares for issuance under the Opterra Wössingen Share Participation Scheme and (xiii) an additional 14,000,000 Ordinary Shares for issuance under the CRH plc 2014 Performance Share Plan for which a registration statement (File No. 333-202772) was filed with the Securities and Exchange Commission (the “Commission”) on March 13, 2015 (the “Previous Form S-8”) (such plans collectively referred to herein as the “Plans”). Pursuant to General Instruction E to Form S-8, the contents of the Previous Form S-8, including periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

This Registration Statement also includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form F-3. This Reoffer Prospectus may be used for reofferings and resales of Ordinary Shares on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder that are issuable to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION

10(A) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The document(s) containing the information specified in Part I will be delivered to the participants in the applicable Plan covered by this Registration Statement as required by Rule 428(b) under the Securities Act. These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests for such documents should be directed to CRH public limited company, Stonemason’s Way, Rathfarnham Dublin 16, D16 KH51, Ireland, Attention: Company Secretary, CRH plc, telephone number +353 1 404 1000.

REOFFER PROSPECTUS

CRH PUBLIC LIMITED COMPANY

2,000,000 Ordinary Shares

This prospectus relates to the offer and sale from time to time by certain selling securityholders (the “Selling Securityholders”) pursuant to their participation in the (i) CRH 2021 Savings-Related Share Option Scheme – (Republic of Ireland), (ii) CRH 2021 Savings-Related Share Option Scheme – (United Kingdom), (iii) CRH plc 2014 Performance Share Plan, (iv) CRH plc 2014 Deferred Share Bonus Plan, (v) CRH plc 2013 Restricted Share Plan, (vi) CRH 2010 Savings-Related Share Option Scheme – (Republic of Ireland), (vii) CRH 2010 Savings-Related Share Option Scheme – (United Kingdom), (viii) Roadstone Limited Share Participation Scheme, (ix) CRH Finance DAC Share Participation Scheme, (x) CRH Group Services Limited Share Participation Scheme, (xi) Irish Cement Limited Share Participation Scheme, (xii) Irish Shared Administration Centre Limited Share Participation Scheme and (xiii) Opterra Wössingen Share Participation Scheme (such plans collectively referred to herein as the “Resale Plans”), or their permitted transferees, of up to 2,000,000 ordinary shares of €0.32 each (the “Ordinary Shares”), of CRH public limited company, a corporation incorporated under the laws of the Republic of Ireland (unless otherwise indicated or the context otherwise requires, the “Company,” “CRH,” “we,” “our” or “us”). We are not offering any Ordinary Shares and will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus.

This prospectus will be supplemented, as necessary, to update the names of the Selling Securityholders and the number of Ordinary Shares to be reoffered by each of the Selling Securityholders, when we become aware of that information. This prospectus may only be used if a supplement is attached which sets forth the names of the Selling Securityholders and the number of Ordinary Shares to be reoffered by each of the Selling Securityholders and any special terms on which they propose to sell such Ordinary Shares.

Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Ordinary Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. We may pay certain expenses in connection with sales by Selling Securityholders. See “Plan of Distribution” beginning on page 8 for more information about how the Selling Securityholders may sell or dispose of the Ordinary Shares covered by this prospectus.

The Ordinary Shares that will be issued pursuant to awards granted to the Selling Securityholders will be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”) before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

You should read this prospectus and the accompanying prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our Ordinary Shares are admitted to trading on the London Stock Exchange (“LSE”) and Euronext Dublin (formerly named the Irish Stock Exchange) under the symbol “CRH”. Our American Depositary Shares, each representing one Ordinary Share (the “ADSs”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “CRH”. On June 8, 2023, our shareholders approved the unanimous recommendation of the Board and management team to transition to a US primary listing on the NYSE at an Extraordinary General Meeting. In connection with such transition, we will retain a standard listing on the LSE and will de-list from Euronext Dublin. The ADS will be delisted from NYSE and exchanged for the Ordinary Shares they represent. The changes are expected to take effect on or around September 25, 2023.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 22, 2023

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

-i-

FORWARD-LOOKING STATEMENTS

The forward-looking information in this prospectus may not accurately predict future results.

In order to utilize the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, CRH is providing the following cautionary statement.

This prospectus, which includes the documents incorporated by reference, contains certain forward-looking statements with respect to the financial condition, results of operations, business, viability and future performance of CRH and certain of the plans and objectives of CRH including the statements in the Annual Report and the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (File No. 001-32846), filed with the Commission on March 10, 2023 (the “2022 Annual Report”). These forward-looking statements may generally, but not always, be identified by the use of words such as “will”, “anticipates”, “should”, “could”, “would”, “targets”, “aims”, “may”, “continues”, “expects” “is expected to”, “estimates”, “believes”, “intends” or similar expressions. These forward-looking statements include all matters that are not historical facts or matters of fact at the date of this prospectus.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that may or may not occur in the future and reflect the CRH’s current expectations and assumptions as to such future events and circumstances that may not prove accurate.

A number of material factors could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, certain of which are beyond our control and which include, among other things: economic and financial conditions generally in various countries and regions where CRH operates; demand for infrastructure, residential and non-residential construction in CRH’s geographic markets; increased competition and its impact on prices; increases in energy and/or raw materials costs, including due to inflation and/or supply chain or production disruptions; adverse changes to laws and regulations, including in relation to climate change and sustainability; the direct and indirect effects of climate change and related regulations on our business, as well as the impact of unfavorable weather and other physical impacts on our operations; approval or allocation of funding for infrastructure programs; consumer sentiment, political stability and economic growth in relevant areas of the world, and adverse developments in relation to any of the foregoing; failure to complete or successfully integrate acquisitions; and those factors discussed in the above Risk Factors, elsewhere in this prospectus or in the 2022 Annual Report incorporated by reference herein.

You are cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements are made as of the date of this prospectus. CRH expressly disclaims any obligation or undertaking to publicly update or revise these forward-looking statements other than as required by applicable law.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus, including the documents incorporated by reference herein. Potential investors should read the entire prospectus carefully, including the risks of purchasing our Ordinary Shares discussed in “Risk Factors.”

The Company

CRH plc is the parent company for an international group of diversified companies engaged in the manufacture and supply of a wide range of building materials, products and integrated solutions. CRH has operations in 29 countries, mainly in Western Europe and North America as well as, to a lesser degree, in less developed emerging markets in Eastern Europe, the Philippines and China, employing approximately 75,800 people at approximately 3,160 operating locations.

You can find a more detailed description of CRH’s business in the 2022 Annual Report and other documents incorporated by reference into this prospectus.

Recent Developments

On June 8, 2023, our shareholders approved the unanimous recommendation of the Board and management team to transition to a US primary listing on the NYSE at an Extraordinary General Meeting. In connection with such transition, we will retain a standard listing on the LSE and will de-list from Euronext Dublin. The ADS will be delisted from NYSE and exchanged for the Ordinary Shares they represent. The changes are expected to take effect on or around September 25, 2023.

About this Offering

This prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders, of up to 2,000,000 of our Ordinary Shares, issuable to each Selling Securityholder pursuant to awards granted by the Company to the Selling Securityholder under the applicable Resale Plan(s). Upon vesting of the shares offered hereby pursuant to the terms of the award agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Ordinary Shares covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders and may pay certain expenses in connection with sales by Selling Securityholders.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and in our business operations.

Corporate Information

CRH plc is incorporated in Ireland and has its principal executive offices at Stonemason’s Way, Rathfarnham, Dublin 16, Ireland, Tel. No.: + 353 1 404 1000. Our website is www.CRH.com. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in our Ordinary Shares involves risk. Before you make an investment decision regarding our Ordinary Shares, you should consider carefully the risks described in “Risk Factors” in the 2022 Annual Report, which is incorporated by reference in this prospectus, or similar sections in filings incorporated by reference in this prospectus, for information on risks relating to our business. If any of the risks described therein or herein actually occurs, CRH’s business, financial condition and results of operations would likely suffer. In this case, the trading price and liquidity of our Ordinary Shares could decline, and you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered Ordinary Shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The Ordinary Shares offered hereby are being registered for the account of the Selling Securityholders. Unless set forth in an accompanying prospectus supplement, all proceeds from the sales of the Ordinary Shares will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Ordinary Shares by the Selling Securityholders. We may pay certain expenses in connection with sales by Selling Securityholders.

CAPITALIZATION AND INDEBTEDNESS

The following table sets out the capitalization and indebtedness, cash and liquid resources of CRH plc as of December 31, 2022, and the amounts in the following table have been determined in accordance with IFRS.

US$ in millions
Bank loans and overdrafts due within one year	1,491
Lease liabilities due within one year	260
Loans due after more than one year	8,145
Lease liabilities due after more than one year	1,059

Total indebtedness	10,955

Called up share capital:
Equity share capital	302
Non-equity share capital	1
Non-controlling interests	646
Equity reserves:
Share premium account	—
Other reserves	(604)
Retained income	21,992

Total shareholders’ funds and non-controlling interests	22,337

Total capitalization and indebtedness	33,292

Net debt:
Total indebtedness	10,955

Cash and liquid resources	5,936

(1)

Since December 31, 2022, there has been no material change in CRH’s capitalization and indebtedness apart from an increase of $2.1 billion in loans due after more than one year as a result of the issuance on July 11, 2023 of €500 million of notes maturing 2027, €750 million of notes maturing 2031 and €750 million of notes maturing 2035.

Since May 4, 2018, no new ordinary shares have been issued by CRH.

As of December 31, 2022, CRH plc had no secured indebtedness outstanding. CRH has given letters of guarantees to secure obligations of subsidiary undertakings amounting to $9.3 billion in respect of loans, bank advances, derivative obligations and future lease obligations and $0.4 billion in respect of letters of credit, as of December 31, 2022.

SELLING SECURITYHOLDERS

This prospectus is to be used in connection with any reoffer and resales of our Ordinary Shares acquired under the applicable Resale Plan(s), by persons who may be considered our “affiliates” within the meaning of the Securities Act.

At the date of this prospectus, we do not know the names of persons who intend to resell our Ordinary Shares distributed under the applicable Resale Plan(s). The Selling Securityholders will be our affiliates, including our directors, who may acquire our Ordinary Shares under the applicable Resale Plan(s). We will supplement this prospectus to identify the Selling Securityholders and the number of Ordinary Shares to be reoffered and resold by them as that information becomes known to the extent such Selling Securityholder will rely on this Registration Statement, of which this prospectus is a part, to reoffer and resell our Ordinary Shares they acquire pursuant to the applicable Resale Plan(s).

PLAN OF DISTRIBUTION

The Ordinary Shares covered by this prospectus are being registered by the Company for the account of the Selling Securityholders. The Ordinary Shares offered may be sold from time to time directly by or on behalf of each Selling Securityholder in one or more transactions on NYSE or any other stock exchange on which the Ordinary Shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Securityholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Securityholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Securityholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Securityholders or other party selling such shares. Sales of the shares must be made by the Selling Securityholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Securityholders may sell Ordinary Shares in compliance with Rule 144. There is no assurance that the Selling Securityholders will sell all or a portion of the Ordinary Shares offered hereby. The Selling Securityholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act. We have notified the Selling Securityholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our Ordinary Shares and activities of the Selling Securityholders, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the Ordinary Shares. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our Ordinary Shares in the secondary market. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

Once sold under the registration statement of which this prospectus forms a part, the Ordinary Shares will be freely tradable in the hands of persons other than our affiliates.

VAILIDITY OF SECURITIES

Arthur Cox LLP has passed upon the validity of the Ordinary Shares offered by this prospectus.

EXPERTS

The consolidated financial statements of CRH plc incorporated by reference in this prospectus, and the effectiveness of CRH internal control over financial reporting have been audited by Deloitte Ireland LLP, an independent registered public accounting firm, as stated in their reports thereon. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

CRH plc files, on Form 6-K, reports and other information with the Securities and Exchange Commission (the “Commission”). CRH plc also files its annual report on Form 20-F with the Commission. CRH plc’s SEC filings are available to the public at the SEC’s website at www.sec.gov. As of the date of this prospectus, CRH plc’s ordinary shares are listed on the LSE and Euronext Dublin and CRH plc’s American Depositary Shares, representing ordinary shares of CRH plc, are quoted on the NYSE. You can consult reports and other information about CRH plc that it has filed pursuant to the rules of the NYSE, the LSE and Euronext Dublin at those exchanges.

We have filed with the Commission a registration statement on Form S-8 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of CRH, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

The Commission allows us to incorporate by reference in this prospectus information contained in documents that CRH plc files with them. This means that we can disclose important information to you by referring to these documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference in this prospectus the following documents filed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission) by us with the Commission:

•	The 2022 Annual Report (File No. 001-32846), filed on March 10, 2023;

•	The description of the Ordinary Shares contained in Exhibit 2.2 to the 2022 Annual Report, including any amendment or report filed for the purpose of updating such description; and

•

All reports and other documents subsequently filed (but not furnished) by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from their respective dates of filing.

Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the filings referred to above, excluding the exhibits to such filings, at no cost, by writing or telephoning CRH plc at the following address:

CRH plc

Stonemason’s Way, Rathfarnham

Dublin 16, D16 KH51

Ireland

Tel. No.: +353 1 404 1000

www.CRH.com

You should rely only on the information that we incorporate by reference or provide in this prospectus or any prospectus supplement. Neither we nor any Selling Securityholder has authorized anyone to provide you with different information. Neither we nor any Selling Securityholder is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

2,000,000 Ordinary Shares

PROSPECTUS

August 22, 2023

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates herein by reference the following documents filed (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with Commission rules) by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (File No. 001-32846), filed with the Commission on March 10, 2023 (the “2022 Annual Report”);

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2022; and

(c)	The description of the Ordinary Shares contained in Exhibit 2.2 to the 2022 Annual Report, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article 156 of the Registrant’s Memorandum and Articles of Association provides:

Subject to the provisions of and so far as may be admitted by the Acts, every Director, Managing Director, Chief Executive, Auditor, Secretary or other Officer of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

The Directors shall have power to purchase and maintain for or for the benefit of any persons who are or were at any time Directors or Officers of the Company, or who are or were at any time trustees of any pension fund in which employees of the Company are interested, insurance against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any pension fund of the Company and shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning the purchase of such insurance.

The relevant provision of the Irish Companies Act, 2014, as amended is Section 235, which provides:

235. (1)	Subject to the provisions of this section, the following provision shall be void, namely, any provision:

(a)	purporting to exempt any officer of a company from; or

(b)	purporting to indemnify such an officer against;

any liability which by virtue of any enactment or rule of law would otherwise attach to him or her in respect of any negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company.

(2)	Subsection (1) applies whether the provision concerned is contained in the constitution of a company or a contract with a company or otherwise.

(3)	Notwithstanding subsection (1), a company may, in pursuance of any such provision as is mentioned in that subsection, indemnify any officer of the company against any liability incurred by him or her—

(a)	in defending proceedings, whether civil or criminal, in which judgment is given in his or her favour or in which he or she is acquitted; or

(b)	in connection with any proceedings or application referred to in, or under, section 233 or 234 in which relief is granted to him or her by the court.

(4)	Notwithstanding subsection (1), a company may purchase and maintain for any of its officers insurance in respect of any liability referred to in that subsection.

(5)

Notwithstanding any provision contained in any enactment, the constitution of a company or otherwise, a director may be counted in the quorum and may vote on any resolution to purchase or maintain any insurance under which the director might benefit.

(6)	For the avoidance of doubt, if—

(a)	business, trade or activity has been carried on by means of a company, or other body corporate, registered or formed under the laws of another country,

(b)	the period for which that business, trade or activity was so carried on was not less than 12 months preceding the date on which this subsection falls to be applied,

(c)	a provision of the kind referred to in subsection (1)(a) or (b) in relation to officers of the company or other body corporate was in being and valid under the laws of that country, and

(d)	a private company limited by shares is formed and registered to carry on that business, trade or activity,

then nothing in this section invalidates the operation of the provision referred to in paragraph (c) in respect of any negligence, default, breach of duty or breach of trust occurring before that private company limited by shares is formed and registered.

(7)

Any directors’ and officers’ insurance purchased or maintained by a company before 6 April 2004 is as valid and effective as it would have been if this section had been in operation when that insurance was purchased or maintained.

(8)	In this section—

(a)	“officer” includes a statutory auditor,

(b)	a reference to an officer includes a reference to any former or current officer of the company.

The directors and officers of the Registrant are insured against certain liabilities, including certain liabilities under U.S. securities laws, that they may incur in their capacity as such under a liability insurance policy carried by the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following Exhibits are filed herewith unless otherwise indicated.

Exhibit No.	Description

4.1	Memorandum and Articles of Association of CRH plc (incorporated by reference to Exhibit 1 to the Annual Report on Form 20-F for the year ended December 31, 2020 (File No. 001-32846) filed March 12, 2021).

4.2	Rules of the CRH 2021 Savings-Related Share Option Scheme – (Republic of Ireland).

4.3	Rules of the CRH 2021 Savings-Related Share Option Scheme – (United Kingdom).

4.4	Rules of the CRH plc 2014 Performance Share Plan.

4.5	Rules of the CRH plc 2014 Deferred Share Bonus Plan.

4.6	Rules of the CRH plc 2013 Restricted Share Plan.

4.7	Rules of the CRH 2010 Savings-Related Share Option Scheme – (Republic of Ireland).

4.8	Rules of the CRH 2010 Savings-Related Share Option Scheme – (United Kingdom).

4.9	Trust Deed and Rules, dated September 6, 1990 of the Roadstone Limited Share Participation Scheme.

4.10	Deed of Amendment, dated November 17, 2009, to the Trust Deed and Rules of the Roadstone Limited Share Participation Scheme.

4.11	Deed of Amendment, dated March 7, 2016, to the Trust Deed and Rules of the Roadstone Limited Share Participation Scheme.

4.12	Trust Deed and Rules, dated December 18, 2019 of the CRH Finance DAC Share Participation Scheme.

4.13	Trust Deed and Rules, dated April 8, 1997 of the CRH Group Services Limited Share Participation Scheme.

4.14	Supplemental Deed, dated June 23, 1997, to the CRH Group Services Limited Share Participation Scheme.

4.15	Agreement, dated June 2, 1998, regarding amendments to the CRH Group Services Limited Share Participation Scheme.

4.16	Trust Deed and Rules, dated October 12, 1989 of the Irish Cement Limited Share Participation Scheme.

Exhibit No.	Description

4.17	Trust Deed and Rules, dated September 17, 1990 of the Irish Shared Administration Centre Limited Share Participation Scheme.

4.18	Agreement, dated November 27, 1996, regarding amendments to the Irish Shared Administration Centre Limited Share Participation Scheme.

4.19	Deed of Amendment, dated November 18, 2009, to the Irish Shared Administration Centre Limited Share Participation Scheme.

4.20	Deed of Amendment, dated January 7, 2019, to the Irish Shared Administration Centre Limited Share Participation Scheme.

4.21	Trust Deed and Rules, dated October 26, 2018 of the Opterra Wössingen Share Participation Scheme.

5.1	Opinion of Arthur Cox LLP.

23.1	Consent of Deloitte Ireland LLP, independent registered public accounting firm.

23.2	Consent of Arthur Cox LLP, included in the opinion filed as Exhibit 5.1 and incorporated by reference herein.

24.1	Powers of Attorney (included on signature pages hereof).

107	Filing fee table.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Ireland on this 22 day of August, 2023.

CRH public limited company

By:	/s/ Jim Mintern
Name:	Jim Mintern
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below and Neil Colgan (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act, and any rules, regulations and requirements of the Commission in connection with the registration under the Securities Act of the Common Shares and any Blue Sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the blue sky laws or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Common Shares that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Common Shares, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 22, 2023:

Signature	Title

/s/ R. Boucher	(Chairman of the Board)
R. Boucher

/s/ A. Manifold	(Chief Executive and Director)
A. Manifold

/s/ Jim Mintern	(Chief Financial Officer and Director) (Chief Financial and Accounting Officer)
J. Mintern

/s/ L. McKay	(Non-Executive Director)
L. McKay

Signature	Title

(Non-Executive Director)
C. Dowling

/s/ J. Karlström	(Non-Executive Director)
J. Karlström

/s/ S. Kelly	(Non-Executive Director)
S. Kelly

/s/ G.L. Platt	(Non-Executive Director)
G.L. Platt

(Non-Executive Director)
M.K. Rhinehart

/s/ B. Khan	(Non-Executive Director)
B. Khan

/s/ R. Fearon	(Non-Executive Director)
R. Fearon

/s/ S. Talbot	(Non-Executive Director)
S. Talbot

/s/ C. Verchere	(Non-Executive Director)
C. Verchere

/s/ J. Rothering	(Authorized Representative in the United States)
J. Rothering